SECURITIES AND EXCHANGE COMMISSION

                                Washington, DC 20549



                                      FORM 8-K



                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 or 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                    Date of Report (Date of earliest event reported):
                             July 31, 2002 (July 25, 2002)



                                 Evercom, Inc.
             (Exact name of registrant as specified in its charter)


            Delaware                    333-33639                75-2680266

  (State or other Jurisdiction    (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)



                                   8201 Tristar Drive
                                   Irving, Texas 75063
                     (Address of principal executive offices) (Zip code)



                   Registrant's telephone number, including area code:
                                     (972) 988-3737

Item 5.  Other Events.

     On July 25, 2002, Evercom, Inc. (the "Company") issued a press release announcing preliminary unaudited operating and financial results, a copy of which is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

         99.1     Press Release dated July 25, 2002.

                                                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: July 30, 2002                  EVERCOM, INC.



                                                  By:  /s/ Keith Kelson
                                                  -----------------------------
                                                       Keith Kelson
                                                       Chief Financial Officer

                                                          010873.00014:725450.01
                                                           INDEX TO EXHIBITS

   Exhibit
    Number                                            Description

    99.1                 Press Release dated July 25, 2002.

                                                                    EXHIBIT 99.1

Evercom, Inc.
Contact: Keith Kelson, Chief Financial Officer
Phone:  972-988-3737

To Business Editor/PRNewswire/

                  Evercom, Inc. Reports Certain Preliminary
                  Unaudited Operating and Financial Results

     IRVING, Texas, July 25 /PRNewswire/ -- Evercom, Inc. (formerly known as Talton Holdings, Inc.), a provider of inmate telecommunications systems, today announced the following preliminary unaudited operating and financial results. These results are subject to change upon the completion of the Company's annual audit for the year ended December 31, 2001 or as a result of additional information that may become available before such financial statements are finalized. A key variable in the Company's financial statements is its bad debt reserve estimates. The Company's billing cycle for calls billed through local exchange carriers can be quite long - from six to nine months in the vast majority of cases. As more information becomes available to the Company prior to the finalization of its financial statements, this reserve could change. Any such variation from the Company's estimates could have a material adverse effect on the Company and the value of its Senior Notes. For more discussion regarding this risk and other Risk Factors associated with the Company, please refer to the "Risk Factors" section of the Company's Form 10-Q dated November 14, 2001 that is on file with the Securities and Exchange Commission. Certain reclassifications have been made to conform to the classifications used in the Company's most recent filings with the Securities and Exchange Commission.

                     2001 Preliminary Unaudited Results

     The Company generated operating revenue of $245.2 million for the year ended December 31, 2001 as compared to $235.3 million and $237.5 million for the years ended December 31, 2000 and 1999, respectively. The increase in operating revenue was primarily due to new sales initiatives in the Company's traditional inmate business coupled with higher equipment sales to Solutions customers.

     The Company generated operating income of $6.1 million for the year ended December 31, 2001 as compared to $15.7 million and $8.8 million for the years ended December 31, 2000 and 1999, respectively. The decline in operating income was primarily due to an increase in bad debt expense in large part caused by the deteriorating economy. Average commission rates in the Core business for 2001 were 38.1%.

     The Company generated $28.3 million of earnings before interest, income taxes, depreciation, amortization, and an extraordinary loss on debt extinguishment ("EBITDA") for the year ended December 31, 2001 as compared to $38.8 million and $37.5 million for the years ended December 31, 2000 and 1999, respectively. The decline in EBITDA was primarily due to an increase in bad debt expense in large part caused by the deteriorating economy.

     The Company generated net cash from operations of $10.7 million for the year ended December 31, 2001 as compared to $20.2 million and $15.9 million for the years ended December 31, 2000 and 1999, respectively. Cash used in investing activities for the year ended December 31, 2001 was $15.9 million, consisting primarily of $13.9 million for new business, contract renewals and infrastructure improvements. Also in 2001 the Company paid $2.0 million for acquisitions made in 2001 and prior years. As of December 31, 2001 the Company had $3.6 million of availability under its Senior Credit Facility and total long-term indebtedness outstanding of $163.5 million, consisting of $115 million of Senior Notes and $48.5 million of borrowings under the Senior Credit
Facility. Interest expense for the year ended December 31, 2001 was $19.0 million.

     As a result of the refinancing of its Senior Credit Facility in December 2001, the Company incurred an extraordinary loss on the extinguishment of debt of $3.3 million before considering the income tax effect of such loss.

                      2002 Preliminary, Unaudited Results

     The following operating and financial results of the Company through May 31, 2002 are estimated, unaudited and have not been subject to any scrutiny from the Company's independent auditors. These estimates are subject to change as a result of additional information that may become available before such financial statements are finalized, in particular additional information concerning its bad debt reserves.

     For the five months ended May 31, 2002, the Company generated revenues of $105.2 million, representing a 3% increase over the same period in 2001, operating income of $5.0 million and EBITDA of $12.2 million. Throughout 2002 bad debt rates have continued to increase as a percentage of the Company's revenue, although the Company has recently experienced an abatement of this trend. However, due to the recent volatility of the financial markets and the effect this could have on the overall economy, the Company has taken an additional reserve for bad debt expense. Operating income results have benefited by approximately $1.8 million for the five months ended May 31, 2002 as a result of the discontinuance of goodwill amortization in conjunction with the implementation of Financial Accounting Standards Board Statement No. 142 effective January 1, 2002.

     "Evercom, not unlike many businesses, was severely impacted by the deteriorating economy in 2001 as manifested by an increasing rate of bad debt expense," said Dick Falcone, the Company's Chief Executive Officer. "From a revenue perspective, the Company proved resilient to recession and before considering bad debt expense, the Company's margins and profitability in its Core business were consistent between 1999, 2000 and 2001. However, the deteriorating economy and increasing unemployment rates proved very detrimental to collection efforts by inmate telecommunications providers, increasing our total bad debt expense by an estimated 4% of revenue in the Core business in 2001."

     "Despite the unfortunate bad debt results in 2001 we were successful at growing revenue," Mr. Falcone additionally stated. "Our Core business generated $211 million of revenue in 2001 as compared to $205 million in 2000. We accomplished this by intensely focusing on exemplary customer service and technology leadership; efforts that I believe have established Evercom as the premier brand in the industry. In addition to our success in growing our Core business, we generated growth in our new Solutions business, adding close to $10 million of revenue from new Solutions partners in 2001, from a base of almost zero in 2000."


                     Financing and Other Considerations

     As of May 31, 2002 the Company had $3.7 million of borrowing availability under its Senior Credit Facility and had long-term indebtedness outstanding of $158.8 million, consisting of $115 million of Senior Notes and $43.8 million of borrowings under its Senior Credit Facility. The Company incurred $4.6 million for capital expenditures for the five-month period ended May 31, 2002. As a result of liquidity constraints, the Company did not make a $6.3 million interest payment on its Senior Notes that was due on July 1, 2002.

     As previously disclosed, Evercom is in default of certain covenants under its Senior Credit Facility. Under the terms of the forbearance agreement, the Company's senior lenders will not exercise remedies available to them during the period ending July 29, 2002. The Company is in the process of exploring strategic and financial alternatives. This includes discussions with potential investors, the Company's investors and creditors, and potential strategic partners.

     The Company is currently evaluating a potential write-down of the carrying value of its long-lived assets in conjunction with Financial Accounting Standards Board Statement No. 121. Because of the Company's recent operating results, it is likely the Company will record a write-down of its long-lived assets in its financial statements for the year ended December 31, 2001. However, the amount of such write-down is not determinable at this time. Therefore, the results of operations presented herein do not reflect any write-down that may ultimately be recorded in the Company's financial statements for the year ended December 31, 2001. Such an adjustment, if required, would primarily represent a write-down of the Company's intangible assets such as goodwill.

     Evercom is a provider of inmate telecommunications systems, serving approximately 2,000 correctional facilities throughout the United States. The Company has become a recognized leader in providing comprehensive, innovative technical solutions and responsive value-added service to the corrections industry.

     This Press Release includes forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of these provisions, including any projections of earnings, revenue or other financial items, any statements of the plans and objectives of management for future operations, and statements concerning proposed new products or services, any statements regarding future economic conditions or performance and any statement of assumptions underlying any of the foregoing. Terms such as "anticipates," "believes," "estimates," "expects," "plans," "predicts," "may," "should," "will," the negative thereof and similar expressions are intended to identify forward-looking statements.

SOURCE Evercom, Inc.

CO:  Evercom, Inc.

ST:  Texas

IN:  TLS

SU:  ERN

07/25/02

Evercom
8201 Tristar Drive
Irving, TX  75063
Contact Person:  Keith Kelson, Chief Financial Officer